Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp

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May 8, 2014

Gyrodyne, LLC

One Flowerfield, Suite 24

Saint James, New York 11780

Re:	United States Federal Income Tax Considerations

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the filing by Gyrodyne, LLC, a New York limited liability company (the "Company"), of a registration statement (File No. 333-191820) on Form S-4, which was filed with the Securities and Exchange Commission (the "Commission") on October 21, 2013, and Amendment No. 1 thereto, which was filed with the Commission on May 8, 2014 (together with the preliminary proxy statement/prospectus included therein, the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, common shares representing limited liability company membership interests in the Company, issuable upon consummation of the merger (the "Merger") of each of Gyrodyne Company of America, Inc., a New York corporation ("Gyrodyne"), and Gyrodyne Special Distribution, LLC, a New York limited liability company ("GSD"), with and into the Company, with the Company continuing as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of October 15, 2013 and amended and restated as of December 20, 2013, by and among the Company, Gyrodyne and GSD. All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement.

Gyrodyne, LLC

May 8, 2014

In connection with the filing of the Registration Statement, we have acted as special counsel to the Company, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by the Company as is relevant and necessary or as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Registration Statement or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. In making our examination of documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents and that such documents accurately reflect the material facts of such transactions. For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading "Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders of Gyrodyne's common stock in connection with the Merger, subject to the qualifications set forth in such discussion.

Gyrodyne, LLC

May 8, 2014

This opinion is furnished to you in connection with the with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP